                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             VENTURE STORES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                 [VENTURE LOGO]

                              VENTURE STORES, INC.

                              2001 East Terra Lane
                         O'Fallon, Missouri 63366-0110

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

     The Annual Meeting of Shareholders of Venture Stores, Inc., a Delaware corporation (the "Company"), will be held at the Stouffer Renaissance Hotel, 9801 Natural Bridge Road, St. Louis, Missouri on Friday, June 20, 1997 at 9:30 a.m., Central Daylight Time, to consider and act upon the following matters:

     1. Election of two directors, each to serve until the Company's 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. Ratification of the appointment by the Company's Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 31, 1998; and

     3. Such other matters as may properly come before the meeting and all adjournments and postponements thereof.

     Shareholders of record at the close of business on April 23, 1997 are entitled to notice of and to vote at the meeting and all adjournments and postponements thereof. A complete list of the shareholders entitled to vote will be available for inspection by any shareholder, for any purpose germane to the meeting, at the meeting site on the day of the meeting and at the Company's Corporate Office, 2001 East Terra Lane, O'Fallon, Missouri 63366-0110, during the ten-day period preceding the meeting.

                                          By Order of the Board of Directors

                                          Russell E. Solt

                                          RUSSELL E. SOLT
                                          Secretary

O'Fallon, Missouri
April 29, 1997

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, EVEN IF YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. IF FOR ANY REASON YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME PRIOR TO THE CLOSE OF BALLOTING.

                              VENTURE STORES, INC.
                              2001 EAST TERRA LANE
                         O'FALLON, MISSOURI 63366-0110

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 1997

                         ------------------------------

                              GENERAL INFORMATION

     This proxy statement is furnished to owners of the common stock of Venture Stores, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held on June 20, 1997, and at all adjournments and postponements thereof, for the purposes set forth in the attached notice. This proxy statement and the enclosed proxy card are first being sent or given to shareholders on or about April 29, 1997.

     Management knows of no matters to be presented at the meeting other than as mentioned below. However, if any matter not specifically set forth in the foregoing notice of meeting properly comes before the meeting, it is intended that the persons named as proxies in the accompanying proxy card will vote thereon in their discretion.

     Owners of outstanding common stock of the Company ("Common Stock") of record at the close of business on April 23, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. Shareholders representing a majority of the outstanding shares must be present or represented by proxy at the meeting for there to be a quorum for the conduct of business. As of the Record Date, there were 18,268,961 shares of Common Stock issued and outstanding. Each owner of Common Stock is entitled to cast one vote for each share owned on each matter to be acted upon at the meeting.

     Shares will be voted as instructed in the accompanying proxy card on each matter submitted to shareholders. Shares represented by proxies indicating "Withhold" authority to vote for one or both nominees will be counted as present for purposes of determining a quorum but as not voted for the nominee(s) for which voting authority is withheld. Shares represented by proxies indicating "Abstain" as to a matter will be counted as present for purposes of determining a quorum and as entitled to vote with respect to that matter. Abstentions will have the effect of a vote "Against" the item. Shares voted by a broker on a routine matter or matters (such as the election of directors or ratification of auditors) but as to which the broker indicates it lacks authority to vote on non-routine matters will be counted as present for purposes of determining a quorum and as entitled to vote, and voted, with respect to the routine matter(s), but not entitled to vote, and not voted, with respect to the non-routine matter(s). Shares as to which a broker indicates it lacks authority to vote on any matter, or shares which the broker does not vote, will not be counted as present for purposes of determining a quorum.

                             ELECTION OF DIRECTORS
                   (ITEM (A) ON THE ACCOMPANYING PROXY CARD)

     The Company's Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes (Class I, Class II and Class III), each consisting as nearly as possible of one-third of the total number of directors. The directors generally serve for a term of approximately three years, with the term of one class of directors expiring each year. With respect to the current Board of Directors, the term of Class I directors expires at the 1997 Annual Meeting, the term of Class II directors expires at the 1998 Annual Meeting and the term of Class III directors expires at the 1999 Annual Meeting.

     Two Class I directors are to be elected at the 1997 Annual Meeting. The two nominees receiving the greatest number of votes cast shall be elected as directors to serve for a term of three years (expiring at the

2000 Annual Meeting) and until their successors are duly elected and qualified. These two directors, together with the four directors whose terms continue beyond this year's Annual Meeting, will comprise the Board of Directors.

     The size of the Board of Directors was increased from six to seven directors effective June 3, 1996. Kimberly A. Delsing, one of the Class I nominees, was elected by the Board of Directors effective June 3, 1996 to fill the new position. Effective with the retirement of Robert L. Berra as a director on June 20, 1997, the size of the Board of Directors will be decreased from seven to six directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE LISTED DIRECTOR NOMINEES. THE PERSONS NAMED AS PROXIES ON THE ACCOMPANYING PROXY CARD INTEND TO VOTE ALL SHARES REPRESENTED BY DULY-EXECUTED PROXY CARDS RECEIVED BY SUCH PERSONS IN FAVOR OF THE CLASS I NOMINEES LISTED BELOW, UNLESS VOTING AUTHORITY IS WITHHELD.

     Both nominees have indicated their willingness to serve as directors if elected. If a nominee becomes unavailable for any reason before the meeting (which is not anticipated), the Board of Directors may, in its discretion, reduce the size of the Board or designate a substitute nominee. The persons named as proxies on the accompanying proxy card may, in their discretion, vote any shares represented by duly-executed proxy cards for such substitute nominee(s), unless voting authority is withheld.

NOMINEES AND CONTINUING DIRECTORS

     The following information is provided as of April 10, 1997 with respect to each nominee and other director whose term of office continues after the Annual
Meeting:

               CLASS I -- TO BE ELECTED FOR TERMS ENDING IN 2000

  JAMES H. FERSTL, Director Since 1996. Age 54. Executive Vice President of the
       Company since August of 1995. Vice President and General Merchandise Manager for Gottschalk's Department Stores, Inc., a central California regional department store, from 1987 to August of 1995.

  KIMBERLY A. DELSING, Director Since 1996. Age 45. President and Chief
       Executive Officer of The Delsing Group, consultants for the development of concepts and brands for the skincare, beauty and fashion industries, from January 1997 to present. President and Chief Executive Officer of H(2)O Plus, a manufacturer and retailer of skincare and beauty products, from 1996 to January 1997. President and Chief Executive Officer of Elizabeth Arden, a manufacturer and distributor of skincare and beauty products, from 1994 to 1996. President and Chief Executive Officer of Calvin Klein Cosmetics, a manufacturer and distributor of skincare and beauty products, from 1990 to 1994.

                  CLASS II -- TO CONTINUE IN OFFICE UNTIL 1998

  H. EDWIN TRUSHEIM, Director Since 1990. Age 69. Retired. Chairman of the Board of General American Life Insurance Company ("General American"), a mutually owned company serving both individuals and groups with life and health insurance as well as pension plans and administrative services, from 1988 to 1995. Chief Executive Officer of General American from 1981 to 1992. Director of the Federal Reserve Bank of St. Louis from 1987 to 1992. Chairman of the Board of the Federal Reserve Bank of St. Louis from 1990 to 1992. Director of General American, Angelica Corporation, Laclede Gas Company, RehabCare Corporation and Reinsurance Group of America.

  ROBERT N. WILDRICK, Director Since 1995. Age 53. President and Chief Executive
       Officer of the Company since April of 1995. Chairman of the Board since January of 1996. Corporate Executive Vice President for Merchandising and Sales Promotion and Chief Merchandising Officer of Belk Stores Services, Inc. ("Belk"), a group of family and management-owned retail department stores, from 1991 to April of 1995. Corporate Senior Vice President of Belk from 1982 to 1991. Director of Jos. A. Bank Clothiers, Inc.

                 CLASS III -- TO CONTINUE IN OFFICE UNTIL 1999

  TIMOTHY F. FINLEY, Director Since 1996. Age 53. Chairman of the Board, Chief
       Executive Officer and a director of Jos. A. Bank Clothiers, Inc. from August 1990 to present. Chairman of the Board of The Finley Group, Inc., a business crisis management group, since 1985. Director of Cole National Corporation and Pic 'N Pay.

  LAWRENCE J. YOUNG, Director Since 1990. Age 52. Chairman of Angelica
       Corporation ("Angelica"), a textile linen supplier and manufacturer and marketer of uniforms, since 1990. Chief Executive Officer of Angelica from 1989 to present. President and a director of Angelica since 1988. Director of Boatmen's National Bank of St. Louis, N.A.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held six meetings during the fiscal year ended January 25, 1997 and took action by unanimous written consent without a meeting on one occasion. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while the director held such office, and (ii) the total number of meetings held by all committees of the Board on which the director served during the periods that the director served.

     The standing committees of the Board of Directors include the Audit Committee, the Executive Compensation and Development Committee and the Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Finley, Trusheim and Young (Chairman). The Audit Committee met four times during the most recent fiscal year. The functions of the Audit Committee include recommending to the Board of Directors the selection of the Company's independent public accountants, reviewing the independence of and proposed arrangements with the independent public accountants, including the scope of the examination, the proposed fees and the advisability of the independent public accountants making specified studies as to other auditing and non-auditing matters, reviewing the results of the audit for each fiscal year and reviewing the scope and results of the Company's internal audit program. The Committee met privately, at each meeting during the most recent fiscal year, with the independent public accountants and with the Company's Director -- Internal Audit and Shortage Control to review their respective opinions and functions as they relate to the Company's internal controls.

     EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE. The Executive Compensation and Development Committee is comprised of Ms. Delsing and Messrs. Berra, Finley and Trusheim (Chairman). The committee met two times during the most recent fiscal year and took action by unanimous written consent without a meeting on one occasion. The functions of the committee include considering and recommending to the Board of Directors the salaries and bonuses of the person(s) holding the offices of Chairman of the Board and President and the overall compensation policies of the Company, determining the cash bonuses payable to the Company's other executive officers and approving the annual merit increases in the salaries of such executive officers, granting stock options and other stock-based incentives to the Company's executive officers, advising management on other executive compensation matters as requested and reviewing and monitoring management development efforts to assure development of a pool of individuals for adequate and orderly management succession (other than successors to the person(s) holding the offices of Chairman of the Board and President, for which the Nominating Committee has responsibility).

     NOMINATING COMMITTEE. The Nominating Committee is comprised of Ms. Delsing and Messrs. Young and Berra (Chairman). The Nominating Committee met once during the most recent fiscal year. The functions of the Nominating Committee include recommending to the Board of Directors nominees for directors, nominees for the successor(s) to the person(s) holding the offices of Chairman of the Board and President whenever there is a vacancy in either of those offices and nominees for chairpersons and members of all committees of the Board. The Nominating Committee considers suggestions as to nominees for election as directors from any source, including any shareholder. Recommendations for nominations must be submitted in writing to the Company's Secretary, 2001 East Terra Lane, O'Fallon, Missouri 63366-0110 not later than

February 15th of the year in which the meeting is to be held, and must include the following information: (i) the name, age, business address and residence address of the person to be nominated; (ii) the principal occupation or employment of such person, (iii) the class and number of shares of common stock of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in the solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (v) a written consent from such person to serve as a director if elected.

DIRECTOR COMPENSATION

     Non-management directors are paid an annual retainer fee of $25,000, plus $2,000 for each Board meeting attended, $1,500 for each committee meeting attended and $1,000 for each telephonic Board or committee meeting attended. Under the Company's Retainer Stock and Option Plan, non-management directors must use their annual retainer fee to purchase shares of Common Stock, which vest over a 12-month period and are subject to restrictions on transferability. In addition, under this plan each non-management director receives an annual option to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, subject to the terms and conditions set forth in the plan. The Company also has a Restricted Stock Plan for Non-Management Directors under which newly elected non-management directors receive 1,000 shares of Common Stock, which vest over a five-year period and are subject to restrictions on transferability. The Company also has a retirement plan under which certain non-management directors who retire from the Board after age 67 with at least five years of service as a director are entitled to a retirement benefit. The plan was amended in 1996 to provide that only persons who were vested under the plan as of May 24, 1996 are eligible for benefits under the plan. The retirement benefit is equal to 10% of the annual retainer in effect at the time of retirement (but not more than $20,000) for each year of service as a director (not to exceed 10 years), except that any director whose term commenced in 1990 and who serves until the mandatory retirement age of 72 and has not then attained at least 10 years of service will be deemed to have attained 10 years of service at retirement. Benefits are payable for the life of the director or, if shorter, for the number of years that the director served on the Board (not to exceed 10 years). Management directors receive no compensation or fees for service as directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation in each of the last three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                           --------------------     --------------------------------------------------
                                                                               AWARDS
                                                                    -----------------------------
                                                                    RESTRICTED      SECURITIES
                                  FISCAL                              STOCK         UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)     AWARDS($)     OPTIONS/SARS(#)   COMPENSATION($)(1)
  ---------------------------     ------   ---------   --------     ----------    ---------------   ------------------
Robert N. Wildrick                  1996   $683,333    $300,000(2)  $1,960,156(3)         -0-            $ 7,400
  Chairman of the Board             1995    514,583     100,000(4)     368,750(3)     175,000(5)          86,733
  (Since January 31, 1996),         1994        N/A         N/A            N/A            N/A                N/A
  President & Chief Executive
  Officer
James H. Ferstl                     1996    308,333     175,000(6)     452,344(3)         -0-              1,442
  Executive Vice President-         1995    112,821      25,000(7)         -0-         30,000(5)             630
  Chief Merchandising               1994        N/A         N/A            N/A            N/A                N/A
  Officer
Russell E. Solt                     1996    262,500     100,000(2)     376,955(3)         -0-                816
  Executive Vice President-         1995     40,865      40,750(8)      16,250(3)      20,000(5)             130
  Finance & Administration          1994        N/A         N/A            N/A            N/A                N/A
Peter A. Mihaltian                  1996    237,500      75,000(2)     339,561(3)         -0-              1,395
  Executive Vice President-         1995    151,731      25,000(9)         -0-         30,000(5)             495
  Information Technology            1994        N/A         N/A            N/A            N/A                N/A
  and Operations
Eugene Caldwell                     1996    182,083      50,000(2)     268,994(3)         -0-                747
  Senior Vice President-            1995    172,125         -0-            -0-         20,000(5)           2,459
  Chief Financial Officer           1994    159,221      26,000(10)        -0-          4,000(5)           2,341

------------------------------
 (1) The amounts set forth in the "All Other Compensation" column consist of an $82,173 payment by the Company in 1995 for a third party purchase of Mr. Wildrick's former residence, in accordance with the Company's executive relocation program, and the following items:

                                 COMPANY        TERM
                              CONTRIBUTIONS     LIFE
                                TO PROFIT     INSURANCE
                              SHARING PLAN    PREMIUMS
                              -------------   ---------
     R.N. Wildrick     1996      $  -0-        $7,400
                       1995         N/A         4,560
                       1994         N/A           N/A
     J.H. Ferstl       1996         -0-         1,442
                       1995         N/A           630
                       1994         N/A           N/A
     R.E Solt          1996         -0-           816
                       1995         N/A           130
                       1994         N/A           N/A
     P.A. Mihaltian    1996         -0-         1,395
                       1995         N/A           495
                       1994         N/A           N/A
     E. Caldwell       1996         -0-           747
                       1995       1,875           584
                       1994       1,875           466

 (2) Discretionary bonuses paid in fiscal 1996.

(Footnotes continued on following page.)

 (3) Dividends on such shares are payable as and when declared by the Company's Board of Directors on shares of Common Stock generally. All shares granted in 1996 vest five years from the date of grant, with accelerated vesting if certain share price objectives are met. See "Report of the Executive Compensation and Development Committee on Executive Compensation -- Stock-Based Incentives," below. As of January 25, 1997 (the end of fiscal
     1996) Mr. Wildrick held a total of 415,625 shares of restricted stock (including 81,250 vested shares), with a market value of $1,039,063 on such date, Mr. Ferstl held a total of 75,750 shares of restricted stock (including 10,125 vested shares), with a market value of $189,375 on such date, Mr. Solt held a total of 68,438 shares of restricted stock (including 8,750 vested shares), with a market value of $171,095 on such date, Mr. Mihaltian held a total of 58,770 shares of restricted stock (including 9,507 vested shares), with a market value of $146,925 on such date, and Mr. Caldwell held a total of 45,046 shares of restricted stock (including 6,021 vested shares), with a market value of $112,615 on such date.
 (4) Guaranteed minimum bonus for fiscal 1995 pursuant to Mr. Wildrick's employment agreement.
 (5) All such options were canceled and surrendered to the Company in conjunction with the grant of shares of restricted stock to the executive officers on February 28, 1996. See "Ten-Year Option/SAR Repricings" table and "Report of the Executive Compensation and Development Committee on Repricing of Options," below.
 (6) Includes guaranteed minimum bonus for fiscal 1996 of $25,000 pursuant to Mr. Ferstl's employment agreement, and $150,000 discretionary bonus paid to Mr. Ferstl in fiscal 1996.
 (7) Guaranteed minimum bonus for fiscal 1995 pursuant to Mr. Ferstl's employment agreement.
 (8) Signing bonus paid in conjunction with Mr. Solt's initial employment by the Company.
 (9) Guaranteed minimum bonus for fiscal 1995 pursuant to Mr. Mihaltian's employment agreement.
(10) Guaranteed minimum bonus for fiscal 1994.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table contains information with respect to long-term cash awards granted, contingent upon the Company's financial performance, to the named executive officers during the most recent fiscal year under the Company's Executive Incentive Compensation Plan.

                              PERFORMANCE
                                OR OTHER
                              PERIOD UNTIL            ESTIMATED FUTURE PAYOUTS UNDER
                               MATURATION               NON-STOCK PRICE BASED PLANS
                               OR PAYOUT       ---------------------------------------------
NAME                        (FISCAL YEARS)    THRESHOLD($)(1)    TARGET($)(2)    MAXIMUM($)
----                        --------------    ---------------    ------------    ----------
Robert N. Wildrick             1996-1998           $143,000         $286,000       $429,000
James H. Ferstl                1996-1998             24,600           49,200         73,800
Russell E. Solt                1996-1998             20,500           41,000         61,500
Peter A. Mihaltian             1996-1998             18,450           36,900         55,350
Eugene Caldwell                1996-1998             14,637           29,274         43,911

------------------------------
(1) Threshold values are based on one-third of the maximum values.

(2) Target values are based on two-thirds of the maximum values.

     The actual amounts earned, if any, under the awards set forth above will be determined based on the Company's compound earnings per share growth and average return on net assets during the performance periods as compared with the goals for these performance criteria. Threshold, target and maximum awards are determined based on percentages of each executive's base salary rate immediately prior to the beginning of the performance period (see "Report of the Executive Compensation and Development Committee on Executive Compensation -- Bonuses -- Long-Term Cash Bonuses," below).

OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the named executive officers during the fiscal year ended January 25, 1997.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     No unexercised stock options were held by the named executive officers as of January 25, 1997, and no stock options were exercised by the named executive officers during the most recent fiscal year.

OTHER COMPENSATION ARRANGEMENTS

     EMPLOYMENT AGREEMENTS. Each of the named executive officers has an employment agreement with the Company. Each of the agreements requires that the executive officer devote his undivided time and attention during customary business hours to the Company's business and refrain from engaging in any competing business during the term of the agreement.

     The agreement with Mr. Wildrick provides for a stated base salary, with increases at the discretion of the Executive Compensation and Development Committee, subject to the approval of the Company's Board of Directors, and expires on April 30, 2000.

     The agreements with Messrs. Ferstl, Solt and Caldwell provide for stated base salaries, subject to increases based on annual performance reviews, and expire on April 30, 1998. Mr. Mihaltian resigned his position with the Company effective January 27, 1997.

     SEVERANCE AGREEMENTS. Each of the named executive officers (other than Mr. Mihaltian) has a severance agreement with the Company. The agreements provide that the executives would become entitled to benefits under the agreements if
(i) a "Change in Control" of the Company occurs, and (ii) the executive is actually or constructively terminated other than for cause or disability or, with respect to Mr. Wildrick, during the 180 days following such Change in Control, the executive determines in good faith that, as a result of the Change in Control, the executive is unable to execute his duties effectively and thereafter terminates his employment during the term of the agreement. A "Change in Control" is generally defined in the agreements as (i) the acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of the Company's outstanding securities, (ii) certain changes in the composition of the Company's Board of Directors during any period of two consecutive years, or (iii) approval by the shareholders of certain mergers or consolidations of the Company with another company, a plan of liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets.

     The severance agreements provide for a lump sum severance payment equal to the product of three times the sum of (i) base salary at the time of termination or, if greater, base salary immediately prior to the Change in Control, plus
(ii) target bonus. Each agreement also provides 36 months of continued medical and life insurance benefits (in addition, Mr. Wildrick would receive benefits under the Company's postretirement life and medical insurance plans). The agreement with Mr. Wildrick provides for a "tax gross-up" payment in the event that the above-mentioned payments are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended.

     RETIREMENT PLANS. The Company has a noncontributory retirement plan (the "Retirement Plan") covering substantially all associates who are at least 21 years of age and are paid for 1,000 or more hours per year and an unfunded supplementary retirement plan (the "Supplementary Plan") covering, generally, associates whose compensation in a calendar year is equal to at least twice the amount of "wages" then subject to the payment of Social Security taxes.

     The following table shows the estimated aggregate annual benefits payable upon retirement (assuming a retirement in 1996 at age 65) for persons in specified compensation and years of service classifications covered by the Retirement Plan and the Supplementary Plan.

 AVERAGE                  YEARS OF SERVICE
  ANNUAL     -------------------------------------------
 EARNINGS       10         15         20      25 OR MORE
 --------       --         --         --      ----------
$  200,000   $ 40,000   $ 60,000   $ 80,000    $100,000
   300,000     60,000     90,000    120,000     150,000
   400,000     80,000    120,000    160,000     200,000
   500,000    100,000    150,000    200,000     250,000
   600,000    120,000    180,000    240,000     300,000
   700,000    140,000    210,000    280,000     350,000
   800,000    160,000    240,000    320,000     400,000
   900,000    180,000    270,000    360,000     450,000
 1,000,000    200,000    300,000    400,000     500,000

     Benefits under the Retirement Plan are generally based on the associate's years of service and career pay (.9% of each year's pay, plus .6% of each year's pay above the average Social Security wage base, as defined in the plan). With respect to service prior to 1990, however, benefits are generally based on the associate's average pay during the period 1984 through 1988 (.7% of average pay times credited service before January 1, 1990, plus .6% of average pay above the 1990 average Social Security wage base times such credited service). Benefits under the Supplementary Plan are based on the associate's years of service and final three years' "average annual compensation" (2% of average annual compensation multiplied by years of service with the Company up to a maximum of 25 years). The Supplementary Plan was amended in 1995 to permit the award of additional periods of service to plan members and, in conjunction with his employment by the Company, Mr. Wildrick was awarded three additional years of service pursuant to this amendment. Covered compensation under both plans includes salary and annual and long-term bonuses. The Retirement Plan was amended in 1995 to suspend further benefit accruals after 1995.

     The Supplementary Plan provides that, during the five-year period following a "Change in Control" (as defined in the Supplementary Plan) of the Company, any participant who is at least 50 years old on the date of a Change in Control who is actually or constructively terminated by the Company other than for cause will be deemed to have retired at age 55 with the greater of five years or actual years of service under the plan with "average annual compensation" (as defined in the Supplementary Plan) determined as the greater of such amount at
(i) the date of the Change in Control, or (ii) the date of termination of employment. In addition, benefits would not be forfeitable following a Change in Control.

     Benefits are payable in the form of a monthly straight life annuity or in certain other actuarially equivalent forms. To the extent payable under the Supplementary Plan, the amounts shown in the preceding table would be reduced by amounts payable under the Retirement Plan, primary Social Security benefits, the annuity value of the maximum potential Company contributions under the Company's Profit Sharing Plan and by certain other amounts. Notwithstanding the foregoing, the minimum benefit under the Supplementary Plan is the amount which would be payable under the Retirement Plan and the Company's Profit Sharing Plan, determined without regard to any statutory limits, less the benefits actually payable under those plans. The executive officers named in the compensation tables above had, as of December 31, 1996, the following respective years of service and average annual compensation (as defined in the Supplementary Plan):
Robert N. Wildrick, 4 years ($763,542); James H. Ferstl, 1 year ($475,000); Russell E. Solt, 0 years ($0.00); Peter A. Mihaltian, 1 year ($331,250); and Eugene Caldwell, 14 years ($196,166).

           REPORT OF EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Executive Compensation and Development Committee (the "Committee") of the Board of Directors recommends the salary and cash bonuses payable to the Company's Chief Executive Officer to the full Board of Directors for final approval. In addition, the Committee reviews and determines all stock-based incentives payable to the Chief Executive Officer. The Committee also reviews and determines all cash bonuses and stock-based incentives payable to the Company's other executive officers and approves the annual merit increases in salary for such officers. The Committee is comprised solely of independent, non-management directors.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to attract, motivate, reward and retain talented executives and to align management's interests with those of the Company's shareholders by linking a significant portion of each executive's total compensation to Company performance. These objectives are accomplished through the following practices:

     -- Ensuring that the Company's overall compensation program is competitive with those provided by comparable retailers.

     -- Rewarding executives for Company performance which exceeds specific annual financial goals.

     -- Rewarding executives for Company performance which exceeds specific long-term goals for the compound growth rate of earnings per share and average return on net assets.

     -- Providing incentives for executives to contribute to the growth of shareholder value through the granting of long-term, stock-based incentives.

COMPENSATION COMPONENTS

     The Company's executive compensation program currently consists of the following components: salary, annual and long-term bonuses under the Company's Executive Incentive Compensation Plan (the "EICP"), discretionary bonuses and stock-based incentives. The Committee reviews the Company's executive compensation program annually and compares it with the compensation programs of comparable retailers as reflected in nationally-recognized surveys and in publicly available reports. In 1996, the Committee began using the Hewitt Management Compensation Services Division's Retail Management Compensation Study (the "MCS Survey") as its primary benchmark of industry compensation practices. The MCS Survey provides more focused information on mass merchants of similar size to the Company and includes more companies in "turn-around" situations than other commercially available surveys, but does not include any of the companies in the S&P Retail Composite Index. The Committee generally attempts to set the components of executive compensation so that total compensation and each component thereof (salary, target bonuses and present value of stock-based incentives) are at approximately the 50th percentile relative to compensation paid for similar positions at comparable retailers. The Committee believes, however, that actual compensation paid to the Company's executive officers for 1996 exceeded the 50th percentile level objective, due primarily to the discretionary cash bonuses and restricted stock grants discussed below.

     SALARY. The salary for the Company's Chief Executive Officer initially is set pursuant to a negotiated employment agreement, subject to increases at the discretion of the Board of Directors. In recommending increases in salary for the Chief Executive Officer, the Committee considers the salaries paid to individuals in similar positions at comparable retailers as reflected in the MCS Survey and in publicly available reports. The Committee reviews the salary of the Company's Chief Executive Officer annually. Any changes in salary generally are based on the individual's performance, the Company's performance (as measured by earnings per share and return on average net assets), and changes in the salary levels for similar positions at comparable retailers. In making salary recommendations with respect to the Company's Chief Executive Officer, the Committee exercises its considered judgment and discretion based on the foregoing factors and takes into account relevant external factors, such as overall economic trends and competitive developments. No specific weight is assigned to each factor and no specific formula is applied to arrive at the Committee's recommendation.

     In November of 1996, the Committee reviewed the salary of Mr. Wildrick, Chief Executive Officer of the Company, and considered the following factors: projected 1996 salary and total compensation levels for similar positions at comparable retailers (based on the 1996 MCS Survey and publicly available reports); the extent to which the Company's repositioning program depended on the efforts of the Chief Executive Officer; the likely impact on the Company if he were to resign; and the estimated compensation that the Company would have to offer to attract and retain a qualified successor. Based on the foregoing and, in particular, the Committee's desire to ensure that the Chief Executive Officer's total compensation package is competitive with those being offered to the Chief Executive Officers of other mass merchants in "turn-around" situations, the Committee recommended (and the Board of Directors subsequently approved) a 30.8% increase in the Chief Executive Officer's salary, effective December 1, 1996.

     The initial salaries for other executive officers are also set pursuant to negotiated employment agreements, subject to increases based upon annual performance reviews. In November of 1996, the Committee approved increases in the salaries of such executive officers, effective December 1, 1996, based upon the Chief Executive Officer's recommendations. In determining the recommended increases, the Chief Executive Officer evaluated each executive's overall job performance in 1995 and 1996 and exercised his considered judgment and discretion. He took into account, among other things, the results obtained by each executive, relevant external factors, such as changes in the overall economic climate and competitive developments, the extent to which the Company's repositioning program depended on the efforts of the executive, the likely impact on the Company if the executive were to resign, and the estimated compensation that the Company would have to offer to attract and retain a qualified successor. The Committee reviews the process annually and may modify the process from time to time to ensure that the Company maintains a competitive position among comparable retailers while maintaining internal equity.

     BONUSES. A significant portion of each executive officer's total potential compensation consists of cash bonuses under the EICP, which generally are directly linked to Company performance.

     Annual Cash Bonuses. The annual bonus component of the EICP provides executive officers the opportunity to earn additional cash compensation if the Company achieves or exceeds annual performance goals. For 1996 and prior years, the annual performance goals have consisted of an earnings goal and, in addition, for the Chief Executive Officer, a goal for return on average net assets (as defined in the plan), which is weighted equally with the earnings goal. The amount of each bonus that may be earned is determined by the Committee at the time the goals are set. With respect to the Chief Executive Officer, partial payments are made if only one of the performance goals is met. For 1996, potential bonuses ranged from 11% of salary, if the threshold goals were attained, to 21% of salary, if the target goals were attained, to a maximum of 32% of salary, if the maximum goals were achieved. No bonuses generally are payable if the threshold goals are not attained. At the beginning of each fiscal year, the Committee establishes the annual performance goals at which the threshold and maximum bonuses are payable. The goals are established based on an evaluation of the prior year's actual results and growth potential for the current year in light of actual and anticipated economic and competitive conditions. The threshold goals represent the Committee's considered judgment of the minimum acceptable growth objective, whereas the maximum goals are based on the Committee's determination of significant, but realistically achievable, improvement over the prior year's results. The midpoint between the threshold and maximum goals represents the target goal. For 1996, earnings goals were based on earnings per share.

     Because the Company did not achieve the threshold goals in 1996 for earnings per share or return on average net assets, no annual bonuses were earned by executive officers for 1996 under the EICP, however, in accordance with a negotiated employment agreement entered into in conjunction with his employment by the Company, one executive officer was guaranteed a bonus for 1996 in the amount of $25,000. This guaranteed bonus is reflected in the Summary Compensation Table, above.

     Long-Term Cash Bonuses. The long-term bonus component of the EICP provides executive officers the opportunity to earn additional cash compensation if the Company achieves or exceeds certain performance goals during long-term performance periods. For the long-term performance period commencing in 1996 (and for all previous long-term performance periods), the long-term performance goals have consisted of compound earnings per share growth and average return on net assets. The two performance criteria are weighted equally, and partial payouts are made if only one of the performance goals is met. A long-term performance period generally consists of three consecutive fiscal years, with a new long-term performance period beginning each year. The Committee establishes at the beginning of each performance period the performance levels at which the threshold and maximum bonuses are payable. The threshold goals represent the Committee's considered judgment of the minimum acceptable long-term growth objective, whereas the maximum goals are set at a level representing, in the Committee's opinion, superior long-term performance within the retail industry. The midpoint between the threshold and maximum goals represents the target goal. No bonuses are payable if the threshold goals are not achieved.

     The amount of each bonus that may be earned is determined by the Committee at the time the goals are set. For the Chief Executive Officer, the range for long-term bonuses for the performance period 1994-1996 was from 15% to 44% of his starting salary, after application of the EICP's provisions which reduce potential bonuses due to the fact that he was employed by the Company for only 22 months during the 3-year performance period. For all other executive officers, for the performance period 1994-1996, the range for long-term bonuses was from 3% to 23% of salary, after application of the EICP's proration provisions.

     Because the Company did not achieve the threshold goals for compound earnings per share growth or average return on net assets for the 1994-1996 performance period, no long-term bonuses were earned by executive officers for such period.

     STOCK-BASED INCENTIVES. In addition to salary and annual and long-term cash bonuses, the Company's executive compensation program includes stock-based incentives, such as stock options and restricted stock, which are designed to motivate key executives to perform in a manner that will increase the long-term market value of the Company's Common Stock by providing them with the opportunity to share in increases in stock value. The Committee believes that the use of such incentives is in the best interests of the Company and its shareholders.

     On March 7, 1996, the Company's Board of Directors amended the 1992 Long Term Performance Plan (the "LTPP"), which amendment was approved by the Company's shareholders at the 1996 Annual Meeting, to allow for the implementation of a restricted stock program for key executives. The executives who participate in this program, including the Chief Executive Officer and all of the other executive officers named in the Summary Compensation Table above, have surrendered all of their outstanding stock options in return for grants of restricted stock under the new program. In February of 1996, the Committee granted 325,000 shares of restricted stock to the Chief Executive Officer and varying amounts of restricted stock to each of the other named executive officers (all contingent on Board and shareholder approval of the amendment). In November of 1996, the Committee granted an additional 40,625 shares of restricted stock to the Chief Executive Officer and varying amounts of restricted stock to each of the other named executive officers. These grants are reflected in the Summary Compensation Table, above, and vest in four equal installments based on the attainment of specified share price objectives ($6.00, $9.00, $12.00 and $15.00 per share, as to the initial grants, and $9.00, $12.00, $15.00 and $18.00 per share, as to the grants made in November 1996), but not later than five years from the date of grant. The number of shares granted to each executive officer was determined on both occasions by the Committee in the same manner and based on the same factors that were considered in determining the executive officers' base salary increases, as discussed under "Salary" above, and, in particular, the Committee's desire to keep the senior management team intact during the critical repositioning of the Company. The new program of discretionary grants has replaced annual option grants as the Company's primary long-term, stock-based incentive program.

     DISCRETIONARY BONUSES. In addition to administering the on-going components of the Company's executive compensation program described above, the Committee or, with respect to cash bonuses to the Chief Executive Officer, the full Board of Directors, may from time to time approve certain discretionary cash bonuses intended to incentivize and retain key executive officers. In November of 1996, the Committee recommended (and the Board subsequently approved) the payment of a cash bonus to the Chief Executive

Officer, in the amount of $300,000, and the Committee approved cash bonuses to each of the other executive officers, in varying amounts. These bonuses are reflected in the Summary Compensation Table, above. The amount of each such bonus was determined by the Committee in the same manner and based on the same factors that were considered in determining the executive officers' base salary increases, as discussed under "Salary" above, and, in particular, the Committee's desire to keep the senior management team intact during the critical repositioning of the Company.

     OTHER PROGRAMS. In addition to the above-described programs for executives, the Company has an incentive plan in which approximately 232 management associates participate. Participating associates are eligible to receive annual cash awards under this plan based on the attainment of certain measures of performance. The maximum awards range from approximately 10% to 32% of salary. None of the Company's executive officers participate in this plan.

     The Company also maintains a 401(k) profit sharing plan which permits voluntary associate contributions of up to 15% of pay (subject to certain limitations for "highly compensated" associates). All eligible executive officers, and approximately 43% of all eligible full-time associates, participate in this plan. The plan provides for a discretionary Company matching contribution, which ranges from 0% to 100% of each associate's contributions up to 5% of pay. Company matching contributions are determined by the Committee based, in part, on the Company's performance and are invested in Company Common Stock, linking the interests of shareholders and associates throughout the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee's policy is to maximize the deductibility for Federal income tax purposes of compensation paid to its executive officers, to the extent this objective is compatible with the overall goals of the Company's executive compensation program and in the Company's best interests. The Committee may, however, elect to forego deductibility of certain executive compensation payments if such action is, in the opinion of the Committee, necessary or appropriate to further the goals of the Company's executive compensation program or otherwise in the Company's best interests. With respect to the restricted stock grants and discretionary cash bonuses discussed above, the Committee has been advised that compensation attributable to such awards will not constitute "performance-based" compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder and thus may not be deductible by the Company to the extent an individual executive's non-performance-based compensation in a fiscal year exceeds $1 million. In the Committee's opinion, however, the substantial benefits to the Company of these awards, which are designed primarily to retain and incentivize key executives and to further align the interests of management and the shareholders, justify the loss of deductibility with respect to certain compensation expenses.

                                          EXECUTIVE COMPENSATION AND
                                          DEVELOPMENT COMMITTEE
                                          H. Edwin Trusheim, Chairman
                                          Robert L. Berra
                                          Kimberly A. Delsing
                                          Timothy F. Finley

              REPORT OF THE EXECUTIVE COMPENSATION AND DEVELOPMENT
                       COMMITTEE ON REPRICING OF OPTIONS

     On February 28, 1996, the Executive Compensation and Development Committee (the "Committee") of the Board of Directors approved grants of restricted stock to each of the named executive officers, which grants are reflected in the Summary Compensation Table, above. These grants were contingent upon approval by the Company's Board of Directors and shareholders of an amendment to the Company's 1992 Long Term Performance Plan, which approvals were subsequently obtained in 1996. As a condition of the restricted stock grants, the Committee required that all Company stock options then held by the recipients be canceled and surrendered to the Company.

     The grants of restricted stock were intended to provide performance and retention incentives to key executives, whose efforts are essential to the Company's repositioning as a family value store. The factors considered by the Committee in determining the number of shares of restricted stock granted to each executive officer, including the Chief Executive Officer, are discussed in the Report of the Executive Compensation and Development Committee on Executive Compensation, above.

     The following table contains information concerning the stock options canceled and surrendered to the Company as of February 28, 1996 as a condition to the grant of shares of restricted stock:

                      TEN-YEAR OPTION/SAR REPRICINGS TABLE

                                                                                                       LENGTH OF
                                        NUMBER OF                                                       ORIGINAL
                                        SECURITIES     MARKET PRICE       EXERCISE                    OPTION TERM
                                        UNDERLYING      OF STOCK AT       PRICE AT                    REMAINING AT
                                       OPTIONS/SARS       TIME OF         TIME OF          NEW          DATE OF
                                       REPRICED OR     REPRICING OR     REPRICING OR    EXERCISE      REPRICING OR
           NAME               DATE      AMENDED(#)    AMENDMENT($)(1)   AMENDMENT($)   PRICE($)(2)     AMENDMENT
           ----               ----     ------------   ---------------   ------------   -----------    ------------
Robert N. Wildrick           2/28/96     100,000          $5.625          $10.8125         N/A       9 yrs., 2 mos.
  Chairman of the Board      2/28/96      75,000           5.625            3.8125         N/A       9 yrs., 8 mos.
  (Since January 31, 1996)
  President & Chief
  Executive Officer
James H. Ferstl              2/28/96       5,000           5.625            5.9375         N/A       9 yrs., 6 mos.
  Executive Vice President-  2/28/96      25,000           5.625            3.8125         N/A       9 yrs., 8 mos.
  Chief Merchandising
  Officer
Russell E. Solt              2/28/96      20,000           5.625            3.3125         N/A       9 yrs., 9 mos.
  Executive Vice President-
  Finance & Administration
Peter A. Mihaltian           2/28/96       5,000           5.625            9.8750         N/A       9 yrs., 3 mos.
  Executive Vice President-  2/28/96      25,000           5.625            3.8125         N/A       9 yrs., 8 mos.
  Information Technology
  and Operations
Eugene Caldwell              2/28/96         750           5.625           31.1250         N/A        1 yr., 2 mos.
  Senior Vice President-     2/28/96         750           5.625           17.9063         N/A       2 yrs., 2 mos.
  Chief Financial Officer    2/28/96       4,000           5.625           23.4375         N/A       8 yrs., 2 mos.
                             2/28/96      20,000           5.625            3.8125         N/A       9 yrs., 8 mos.

------------------------------
(1) Based on the closing price of a share of Common Stock on February 28, 1996, the date of grant of the replacement restricted stock. The grants of restricted stock and the related surrender and cancellation of options were both conditioned upon Board and shareholder approval of an amendment to the Company's 1992 Long Term Performance Plan, which approvals were obtained on March 7, 1996 and May 24, 1996, respectively.

(2) Options were surrendered in return for grants of restricted stock.

                                          EXECUTIVE COMPENSATION AND
                                          DEVELOPMENT COMMITTEE
                                          H. Edwin Trusheim, Chairman
                                          Robert L. Berra
                                          Kimberly A. Delsing
                                          Timothy F. Finley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Wildrick served, during fiscal 1996, and currently serves as a director of Jos. A. Bank Clothiers, Inc. ("Jos. A. Bank"). Mr. Finley, who is a member of the Company's Executive Compensation and Development Committee, was, during fiscal 1996, and currently is an executive officer of Jos. A Bank.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock to the cumulative total return of the S&P 500 Index and the S&P Retail Composite Index (based on an initial investment of $100 and assuming reinvestment of dividends) from February 3, 1992, the first trading day in the Company's 1992 fiscal year, through the end of the Company's most recent fiscal year.

      MEASUREMENT PERIOD         VENTURE STORES,      S&P RETAIL      S&P 500 INDEX
     (FISCAL YEAR COVERED)             INC.           COMPOSITE
02/03/92                                   100.00            100.00            100.00
01/30/93                                    94.76            119.36            110.58
01/29/94                                    85.21            115.04            124.82
01/28/95                                    49.58            106.53            125.48
01/27/96                                    19.56            114.87            174.01
01/25/97                                    10.30            137.12            219.84

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock.

                                     NUMBER OF         PERCENT OF
NAME AND ADDRESS                      SHARES            CLASS(1)
----------------                     ---------         ----------
Strong Capital Management, Inc.      1,131,450(2)        6.19%
100 Heritage Reserve
Menomonee Falls, WI 53105
Dimensional Fund Advisors            1,141,879(3)        6.25%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

------------------------------
(1) Based on 18,268,961 shares issued and outstanding as of April 23, 1997.

(2) Based on a Schedule 13G, dated February 13, 1997, filed by Strong Capital Management, Inc. ("Strong Capital") and Richard S. Strong, Chairman of the Board and the principal shareholder of Strong Capital, with respect to shares owned by one or more of Strong Capital's investment advisory clients. Strong Capital has reported that it has sole voting power with respect to 736,850 of such shares and has sole investment power with respect to all 1,131,450 of such shares. Strong Capital and Mr. Strong disclaim beneficial ownership of all 1,131,450 shares.

(3) Based on a Schedule 13G, dated February 5, 1997, filed by Dimensional Fund Advisors Inc. ("Dimensional") with respect to shares owned by one or more of Dimensional's investment advisory clients. Dimensional has reported that it has sole voting power with respect to 768,500 of such shares and has sole investment power with respect to all 1,141,879 of such shares. Dimensional disclaims beneficial ownership of all 1,141,879 shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of April 10, 1997, regarding the beneficial ownership of the Company's Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table and all of the Company's directors, nominees and executive officers as a group. As of April 10, 1997, none of such directors, nominees, or executive officers was the beneficial owner of any depositary shares representing the Company's cumulative convertible preferred stock.

                                  NUMBER           PERCENT OF SHARES
NAME OF BENEFICIAL OWNER         OF SHARES          OUTSTANDING(1)
------------------------         ---------         -----------------
Robert N. Wildrick                415,625(2)             2.28%
James H. Ferstl                    75,750(3)
Robert L. Berra                     9,761(4)
Kimberly A. Delsing                 4,978(5)
Timothy F. Finley                   7,947(6)
H. Edwin Trusheim                  10,155(4)
Lawrence J. Young                   9,755(4)
Eugene Caldwell                    48,151(7)
Peter A. Mihaltian                 10,382
Russell E. Solt                    68,438(8)
Directors, Nominees and
  Executive Officers as a
  Group (10 persons)              660,942(9)             3.62%

------------------------------
(1) Other than Mr. Wildrick, no nominee, director or named executive officer owns more than 1% of the outstanding shares of the Company's Common Stock. Each nominee, director and executive officer has

(Footnotes continued on following page.)

    sole voting and investment power with respect to the shares reported in the table. Includes shares subject to options exercisable on or before June 9, 1997.

(2) Includes 334,375 shares of restricted stock issued under the Company's 1992 Long Term Performance Plan. All such shares are subject to certain restrictions on transferability and are subject to forfeiture.

(3) Includes 65,625 shares of restricted stock issued under the Company's 1992 Long Term Performance Plan. All such shares are subject to certain restrictions on transferability and are subject to forfeiture.

(4) Includes 1,800 shares issued under the Company's Restricted Stock Plan for Non-Management Directors. All such shares are subject to certain restrictions on transferability. Also includes 6,005 shares issued under the Company's Retainer Stock and Option Plan for Non-Management Directors. All such shares are subject to certain restrictions on transferability. Also includes 1,450 shares subject to options.

(5) Includes 1,000 shares issued under the Company's Restricted Stock Plan for Non-Management Directors. All such shares are subject to certain restrictions on transferability and are subject to forfeiture. Also includes 3,478 shares issued under the Company's Retainer Stock and Option Plan for Non-Management Directors. All such shares are subject to certain restrictions on transferability and 290 shares are subject to forfeiture. Also includes 500 shares subject to options.

(6) Includes 1,000 shares issued under the Company's Restricted Stock Plan for Non-Management Directors. All such shares are subject to certain restrictions on transferability and 800 of such shares are subject to forfeiture. Also includes 5,447 shares issued under the Company's Retainer Stock and Option Plan for Non-Management Directors. All such shares are subject to certain restrictions on transferability. Also includes 500 shares subject to options.

(7) Includes shares credited to Mr. Caldwell's account in the Company's Profit Sharing Plan as of December 31, 1996, the voting of which is directed by Mr. Caldwell. Also includes 39,025 shares of restricted stock issued under the Company's 1992 Long Term Performance Plan. All of such restricted shares are subject to certain restrictions on transferability and are subject to forfeiture.

(8) Includes 59,688 shares of restricted stock issued under the Company's 1992 Long Term Performance Plan. All of such restricted shares are subject to certain restrictions on transferability and are subject to forfeiture.

(9) Includes shares credited to the account of one executive officer in the Company's Profit Sharing Plan as of December 31, 1996, the voting of which is directed by such officer.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                   (ITEM (B) ON THE ACCOMPANYING PROXY CARD)

     Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending January 31, 1998, subject to ratification by the shareholders at the Annual Meeting. A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer any appropriate questions from shareholders. If the appointment of Arthur Andersen LLP is not ratified by the shareholders, the Board of Directors will appoint other independent auditors whose employment for any period subsequent to the 1998 annual meeting of shareholders will be subject to ratification by the shareholders at that meeting.

     THE AFFIRMATIVE VOTE OF THE OWNERS OF A MAJORITY OF THE SHARES PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS ITEM.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM (B). THE PERSONS NAMED AS PROXIES ON THE ACCOMPANYING PROXY CARD INTEND TO VOTE ALL SHARES REPRESENTED BY DULY-EXECUTED PROXY CARDS RECEIVED BY SUCH PERSONS FOR ITEM (B) IF NO INSTRUCTIONS ARE GIVEN.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's equity securities. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company with respect to the most recent fiscal year and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Reporting Persons were complied with, except that one Form 4, to report one purchase transaction, was filed five days late by Timothy
F. Finley.

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company. The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies may be solicited by directors, officers and associates of the Company (personally, by mail, facsimile, telegraph, telephone or other means) from or through registered holders, nominees and others acting as principals and as intermediaries. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxy cards and materials to principals. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $6,500, plus out-of-pocket expenses. Any shareholder giving a proxy may revoke it at any time prior to the close of the balloting by giving written notice of revocation to the Company, addressed to Russell E. Solt, Secretary, Venture Stores, Inc., 2001 East Terra Lane, O'Fallon, Missouri 63366-0110.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE ATTENTION IS APPRECIATED.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals which are intended to be presented at the 1998 Annual Meeting of Shareholders must be received at the principal executive offices of the Company on or before December 30, 1997 for inclusion in the Company's proxy statement and proxy card for such meeting. A shareholder wishing to bring before any meeting a proposal or other business which is not included in the Company's proxy statement and proxy card must comply with the notice procedures set forth in the Company's By-laws, which generally require that prior written notice be given to the Company's Secretary within 15 days after the date on which the date of the meeting is disclosed to the public. A copy of the relevant provisions of the Company's By-laws will be furnished to any shareholder upon written request addressed to the Company's Secretary.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Russell E. Solt

                                          Russell E. Solt
                                          Secretary

                                 RECYCLED PAPER WITH A MINIMUM
                                 OF 10% POST CONSUMER WASTE
                         (LOGO)

                                [VENTURE LOGO]


                                                April 29, 1997

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at 9:30 a.m., Central Daylight Time, on Friday, June 20, 1997 at the Stouffer Renaissance Hotel, 9801 Natural Bridge Road, St. Louis, Missouri.

     The enclosed notice of meeting and proxy statement describe in detail the matters to be voted on at the meeting. In addition to the formal business matters to be brought before the meeting, we will report on the Company's operations and answer shareholder questions. If you plan to attend in person, please check the box on the proxy card below and an admission card will be sent to you.

     Even if you plan to attend the meeting, we encourage you to promptly sign, date and return your proxy card in the enclosed postage-paid envelope.

                                                Sincerely,


                                                Robert N. Wildrick
                                                Robert N. Wildrick
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer


                             DETACH PROXY CARD HERE


To vote your shares for both of the listed nominees, please mark the FOR box in item (a). To withhold voting for both of the nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR one nominee, please mark the EXCEPTION box and enter the name of the exception in the space provided.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (A) AND (B).

                                                    FOR   WITHHOLD  EXCEPTION
(a) Election of Directors: James H. Ferstl
    and Kimberly A. Delsing
    Exception______________________________         [X]      [X]      [X]
    _______________________________________
                                                    FOR   AGAINST   ABSTAIN
(b) Ratification of the appointment
    of Arthur Andersen LLP as
    independent auditors                            [X]      [X]      [X]

                                                                    If you plan to attend the annual [X]  Address change and/or [X]
                                                                    meeting, please mark here.            comments please mark here.


                                                                           The shares represented hereby will be voted as
                                                                           specified. If no specification is made, such shares
                                                                           will be voted FOR the election of both of the
                                                                           nominees, FOR item (b), and in the proxies' discretion
                                                                           on any other matter that may properly come before the
                                                                           meeting.
                                                                           Please sign name(s) exactly as shown on this card. If
                                                                           signing in a representative capacity, please indicate.

                                                                           Date____________________________________, 1997

                                                                           ______________________________________________

                                                                           ______________________________________________
                                                                           Signature(s)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.       [X]

                                [VENTURE LOGO]
                              VENTURE STORES, INC.                 PROXY
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 20, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The shareholder whose signature appears on the reverse side of this card hereby appoints each of Robert N. Wildrick, Russell E. Solt and Eugene Caldwell as proxy, each with full power of substitution, to represent and vote all the shares of common stock of Venture Stores, Inc. which the undersigned shareholder is entitled to vote at the Annual Meeting of Shareholders of the Company, and at all adjournments and postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the Notice of Annual Meeting and Proxy Statement dated April 29, 1997, subject to the directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS SIGNED AND RETURNED, THE PROXIES WILL VOTE FOR THE ELECTION OF BOTH DIRECTOR NOMINEES AND FOR ITEM (b), AND IN PROXIES' DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BOTH DIRECTOR NOMINEES AND FOR ITEM (b) LISTED ON THE REVERSE SIDE OF THIS CARD.

     This card also constitutes your voting instructions for any and all full shares held of record by The Bank of New York for your account in the Company's Dividend Reinvestment Plan.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope.

                                        VENTURE STORES, INC.
                                        P.O. BOX 11278
                                        NEW YORK, N.Y. 10203-0278

                                 [VENTURE LOGO]


                                                        April 29, 1997

Dear Fellow Associate:

     Enclosed you will find the 1996 Annual Report and the Proxy Statement for the 1997 Annual Meeting of Shareholders.

     After you have read the enclosed materials, we encourage you to complete the voting instruction card below and promptly return it in the enclosed, postage-paid envelope. The Bank of New York, the Plan's trustee, cannot disclose your voting instructions.

                                                Sincerely,

                                                Robert N. Wildrick
                                                Robert N. Wildrick,
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer



                      DETACH VOTING INSTRUCTION CARD HERE

To vote your shares for both of the listed nominees, please mark the FOR box in item (a). To withhold voting for both of the nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR one nominee, please mark the EXCEPTION box and enter the name of the exception in the space provided.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS (A) AND (B).

                                                    FOR   WITHHOLD  EXCEPTION
(a) Election of Directors: James H. Ferstl
    and Kimberly A. Delsing
    Exception __________________________________    [X]     [X]       [X]
    ____________________________________________

                                                    FOR   AGAINST  ABSTAIN
(b) Ratification of the appointment
    of Arthur Andersen LLP as
    independent auditors                            [X]     [X]        [X]


                                                                                 Address change and/or
                                                                                 comments please mark here.     [X]


                                                                          Please sign exactly as your name appears hereon. The
                                                                          shares represented hereby will be voted as specified.
                                                                          If no specification is made, such shares will be
                                                                          voted FOR the election of both nominees, FOR  item
                                                                          (b), and in the Trustee's discretion on any other matter
                                                                          that may properly come before the meeting. If this card
                                                                          is not received by The Bank of New York, the Trustee, on
                                                                          or before June 14, 1997, the Trustee will vote such
                                                                          shares in the same proportion as the other shares held
                                                                          by the Trustee are voted pursuant to instructions
                                                                          received from other participants in the Profit Sharing
                                                                          Plan.

                                                                          Date________________________________________ , 1997

                                                                          ____________________________________________
                                                                          Signature of Participant

PLEASE SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.    [X]

                                 [VENTURE LOGO]

                      CONFIDENTIAL VOTING INSTRUCTIONS TO
                     THE BANK OF NEW YORK AS TRUSTEE UNDER
                  THE VENTURE STORES, INC. PROFIT SHARING PLAN

     I hereby instruct the Trustee to vote all shares of common stock of Venture Stores, Inc. represented by units credited to my account in the Venture Common Stock Fund of the Profit Sharing Plan as of February 28, 1997 (the latest practicable Valuation Date) at the Annual Meeting of Shareholders of the Company on June 20, 1997, and at all adjournments and postponements thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated April 29, 1997 as directed on the reverse side of this card, and to vote in its discretion upon such other business as may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, AND THIS CARD IS SIGNED AND RETURNED, THE TRUSTEE WILL VOTE FOR THE ELECTION OF BOTH DIRECTOR NOMINEES AND FOR ITEM (B), AND IN THE TRUSTEE'S DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BOTH DIRECTOR NOMINEES AND FOR ITEM (B) LISTED ON THE REVERSE SIDE OF THIS CARD.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope.

                                        VENTURE STORES, INC.
                                        P.O. BOX 11278
                                        NEW YORK, N.Y. 10203-0278